Exhibit 99 (a)

AsiaInfo Closes Acquisition of Lenovo Group’s IT Services Business

Combination Creates Leader in China’s IT Services Market

BEIJING/SANTA CLARA, Calif. – October 25, 2004 - AsiaInfo Holdings, Inc. (Nasdaq: ASIA), a leading provider of software, solutions and services to telecom operators and enterprises in China, today announced that it has closed the acquisition of Lenovo Group’s (Lenovo Group Limited – HKSE stock code: 992; ADR stock code: LNVGY) non-telecom related IT services business in a stock transaction valued at US$36.3 million (RMB300 million). A new division of AsiaInfo Holdings, Inc., Lenovo-AsiaInfo Technologies, Inc. (Lenovo-AsiaInfo), has been formed from the combination of the assets acquired and AsiaInfo’s enterprise information solutions (EIS) business unit.

“As we stated when we announced this acquisition, we are very optimistic about the future of the new Lenovo-AsiaInfo business,” said Mr. Xingsheng Zhang, AsiaInfo’s President and Chief Executive Officer. “Looking forward, Lenovo-AsiaInfo will drive growth by leveraging Lenovo’s leading brand name, sales network and existing customer base to create cross-marketing opportunities for AsiaInfo’s leading customer solutions across multiple industries beyond telecom.”

The company noted that the new Lenovo-AsiaInfo division will combine Lenovo’s experienced management consultants and software engineers with AsiaInfo’s existing product offerings and strong R&D capabilities to offer a wide range of IT solutions including security products and services, management consulting, e-HR and business intelligence, e-government and financial solutions to Chinese enterprises in multiple vertical industries.

The company also announced today that Mr. Bing Yu, head of the new Lenovo-AsiaInfo business, has been appointed to AsiaInfo’s Board of Directors. Accordingly, the Board has approved an amendment to the company’s bylaws increasing the size of the Board of Directors from nine to ten members.

Updated details of the transaction are available in an 8-K filed today with the SEC.

Fourth quarter revenue projections for the new Lenovo-AsiaInfo division will be announced as part of AsiaInfo’s third quarter earnings announcement on Wednesday, October 27. Further details regarding the earnings announcement are available in the news section of AsiaInfo’s corporate website, www.asiainfo.com.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and customer solutions to many of China’s largest enterprises. In addition to providing software and customer solutions to China’s telecom carriers, the Company also offers a wide range of enterprise solutions including security products and services, management consulting, e-HR and business intelligence, e-government and financial solutions to small, medium and largesized Chinese enterprises across multiple vertical industries.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved its major operations to China in 1995 and played a significant role in the construction of the national Internet backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued to diversify its product offerings and is now a major provider of enterprise software solutions in China.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

The information contained in this document is as of October 25, 2004. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in our periodic reports on Forms 10-Q and 8-K (if any) filed with the United States Securities and Exchange Commission and available at www.sec.gov.

US Contact:

Cyrus Kanga

Ogilvy Public Relations Worldwide

Cyrus.Kanga@ogilvy.com

8610-8520-6553

China Contacts:

Rachel Huo

AsiaInfo Technologies (China), Inc.

huoran@asiainfo.com

8610-6250-1658 ext. 8687

Philip Lisio

Ogilvy Public Relations Worldwide

Philip.Lisio@ogilvy.com

8610-8520-6688